Exhibit 23.7

CONSENT OF ASANTÉ PARTNERS LLC

We hereby consent to the inclusion of our opinion letter dated November 21, 2005 to the Board of Directors of Specialized Health Products International, Inc. (the “Company”) attached as Annex B to the Joint Proxy Statement/Prospectus (the “Prospectus”) that forms part of the Registration Statement on Form S-4 (the “Registration Statement”) of the Company and the references to our firm in the Prospectus under the headings “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE COMBINATION AND THE SHARE ISSUANCE CONTEMPLATED THEREBY — Opinion of SHPI’s Financial Advisor” and “THE COMBINATION — Background of the Combination”, “— SHPI’s Reasons for the Combination” and “— Opinion of SHPI’s Financial Advisor”.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

/s/ Asanté Partners LLC

New York, New York
February 10, 2006